Exhibit 10.1.2

AMENDMENT TO THE

CONSOLIDATED EDISON
RETIREMENT PLAN

Amending the Retirement Plan to
Increase the Ceiling on
the Percent of a Variable Pay Award
Taken Into Account for
Pension Calculation Purposes

Exhibit 10.1.2

Whereas, pursuant to the authority of the Board of Directors and Board of Trustees, as set forth in Article X, Amendment, Merger, and Termination, Section 10.01, Amendment of the Plan, to amend in whole or in part any or all of the provisions of the Plan; and further
Whereas, on July 20, 2017, the Board of Directors and Board of Trustees resolved amending the Retirement Plan, effective January 1, 2017, to change the maximum amount of the annual incentive compensation included in determining future pension benefits for non-officer management employees of CECONY, Con Edison Transmission, Inc., and Con Edison Clean Energy Businesses, Inc. from 25 percent to 36 percent of annual basic straight time salary; and further

Whereas, that the Vice President - Human Resources (an "Authorized Officer") acting individually be, and hereby is, authorized to take the necessary actions to execute amendments to the Plan, the amendments to be in such form as the Authorized Officer executing the same may approve, his or her execution thereof to be evidence conclusively of his or her approval thereof; and it is further

Now, therefore, The Retirement Plan is amended as set forth below:

Exhibit 10.1.2

Amendment Number 1

The Title Page to the Retirement Plan is amended by adding at the end of the
Amendment List the following:

•	Amended, Effective January 1, 2017, to Change the Maximum Amount of the Annual Incentive Compensation Included In Determining Future Pension Benefits

Amendment Number 2

    The Introduction is amended, to add at the end of that Section:

As a result of the Board of Directors and Board of Trustees approval on July 20, 2017, to amend the Plan, effective January 1, 2017, the Plan is amended to change the maximum amount of the annual incentive compensation included in determining future pension benefits for non-officer management employees of CECONY, Con Edison Transmission, Inc., and Con Edison Clean Energy Businesses, Inc.

Amendment Number 3

Article I, Definitions, Section 1.11, Annual Variable Pay Award, is amended, by adding at the end of the Section, the following sentence:

Effective January 1, 2017, the amount of any Annual Variable Pay Award to be counted under the Retirement Plan for a non-officer CECONY Management Employee or a non-officer of Con Edison Transmission, Inc., or Con Edison Clean Energy Businesses, Inc. will be increased from 25 percent up to but not exceed 36 percent of her or his annual rate of basic straight time salary or pay in effect as of January 1 of the Plan Year in which the award is made.

Exhibit 10.1.2

IN WITNESS WHEREOF, the undersigned has caused this
instrument to be executed effective as of September 13, 2017

/s/ Richard Bagwell
Vice President of Human Resources of
Consolidated Edison Company of New York, Inc.
And the Plan Administrator of the Retirement Plan